Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact: Roger L. Mann

Unizan Financial Corp.

President and Chief Executive Officer

Telephone: 330.438.1118 or 1.866.235.7203

E-mail address: rmann@unizan.com

Media Contact: Sandy K. Upperman

Unizan Financial Corp.

Vice President, Corporate Communications

Telephone: 330.438.4858

E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS

CANTON, Ohio – July 22, 2005 – Unizan Financial Corp. (NASDAQ: UNIZ), today reported net income of $5.0 million for the quarter ended June 30 2005, or $0.23 per diluted share, a 10% increase compared with net income of $4.5 million, or $0.20 per diluted share, for the first quarter of 2005 and a 60% increase compared with net income of $3.1 million, or $0.14 per diluted share, for the quarter ended June 30, 2004.

“Our second quarter results continue to reflect solid improvement in our net income during the first six months of 2005,” said Roger L. Mann, Unizan Financial Corp. President and Chief Executive Officer. “I continue to be extremely pleased with the commitment demonstrated by our staff as we progress through the 2005 calendar year,” concluded Mann.

Net income for the six months ended June 30, 2005 was $9.5 million, or $0.43 per diluted share, compared to $5.5 million, or $0.25 per diluted share, for the same period in 2004.

Net interest income - Net interest income was $17.1 million for the three months ended June 30, 2005, up 1.8% from the previous quarter and down 8.6% from the same quarter last year. The net interest margin was 3.07% for the second quarter of 2005 compared to 3.02% for the first quarter of 2005 and 3.09% for the second quarter of 2004 while average earning assets during the second quarter of 2005 declined 0.9% from the prior quarter and 8.1% from the year ago quarter.

Provision for loan losses – The provision for loan losses was $1.4 million for the three months ended June 30, 2005, compared to $1.3 million in the previous quarter and $3.0 million in the second quarter of 2004. The decrease compared to the year ago quarter was due to both a decrease in net charge-offs as well as a greater decline in loan balances. Net charge-offs were $2.0 million for the second quarter of 2005 compared to $1.8 million in the previous quarter and $2.6 million in the year ago quarter while loan balances decreased by $39.5 million in the second quarter of 2005 compared to $51.2 million in the first quarter of 2005 and $12.9 million in the year ago quarter. The decrease in net charge-offs from the second quarter of 2004 was attributed primarily to elimination of aircraft charge-offs which totaled $548 thousand in the 2004 quarter and were isolated to two borrowers as compared to no net charge-offs in the second quarter of 2005.

Other income - Other income, excluding net securities gains, was $7.1 million for the second quarter of 2005 compared with $7.0 million for both the first quarter of 2005 and second quarter of 2004.

Customer service fees, representing service charges on deposits and fees for other banking services, increased by $134 thousand, or 8.5%, from the first quarter of 2005 and decreased by $135 thousand, or 7.3%, from the second quarter of 2004. The increase compared to the prior quarter was mainly attributed to pricing changes for insufficient funds transactions. The decrease from the second quarter of 2004 was mainly attributed to changes in consumer behavior, particularly with respect to increased utilization of electronic and other means for payment transactions, as well as increases in earnings credits due to higher short term interest rates which offset business account service charges.

Gains on sales of loans totaled $1.1 million, compared with $1.2 million in the first quarter of 2005 and $686 thousand in the second quarter of 2004. During the second quarter of 2005, gains from the sale of the guaranteed portion of Small Business Administration (SBA) and other government guaranteed loans were $944 thousand, compared with $1.2 million of gains in the first quarter of 2005 and $480 thousand of gains in the second quarter of 2004. Second quarter 2004 gains from the sale of the guaranteed portion of SBA loans were impacted by the temporary suspension and limitations placed by the SBA on the 7(a) loan program during the first quarter of 2004.

Gains from the sale of residential mortgage loans in the second quarter of 2005 were $125 thousand compared with $25 thousand of gains in the first quarter of 2005 and $206 thousand of gains in the second quarter of 2004. The increase from the prior quarter resulted primarily from declines in mortgage rates as well as the seasonality of mortgage origination activity.

There were no net security gains in the second quarter of 2005 or the first quarter of 2005 compared to $181 thousand in the second quarter of 2004. The net gains in the second quarter of 2004 resulted primarily from the sale of the Company’s $40 million trust preferred securities portfolio which reduced its credit exposure.

Other expense - Other expense was $15.5 million for the three months ended June 30, 2005, down $604 thousand, or 3.7%, from the previous quarter and down $3.0 million, or 16.1%, from the same quarter a year ago. These decreases were primarily attributed to salaries and benefits expense which declined $371 thousand as compared to the previous quarter and $2.9 million as compared to the prior year quarter. The decrease from the prior year quarter was partially due to the recognition in the 2004 period of $1.4 million in salary expense related to the settlement of certain stock options and $425 thousand for merger related severance accruals. In addition, salaries and benefits expense in general have declined as a result of lower staffing levels. Total full time equivalent employees have declined from 695 at June 30, 2004 to 627 at December 31, 2004 and 615 at June 30, 2005. Other expense also included accounting, legal and other professional fees totaling $1.6 million, $1.3 million and $873 thousand for the quarters ended June 30, 2005, March 31, 2005 and June 30, 2004, respectively. Such costs for the June 2005 and March 2005 quarters were primarily attributed to filling staffing vacancies, outsourcing certain functions that were previously performed internally, and activities associated with reviewing, implementing and maintaining controls in accordance with provisions of Section 404 of the Sarbanes-Oxley Act of 2002. The June 2004 quarter included $398 thousand of merger related legal and professional fees as compared to minimal amounts in the 2005 quarters.

Provision for income taxes - The effective tax rate for the three months ended June 30, 2005 was 30.1% compared to 28.4% in the previous quarter and the same quarter last year. The increase in the effective tax rate was a result of tax exempt income representing a relatively smaller portion of pre-tax earnings in 2005 as compared to 2004.

Balance sheet - Total assets at June 30, 2005 were $2.49 billion compared to $2.57 billion at the end of 2004 and $2.68 billion a year ago. Assets declined 3.3% from year end 2004 and 7.0% from June 30, 2004. Compared to a year ago, loans decreased by $177.3 million, or 9.0%, which continues to be primarily attributed to the closing of the aircraft lending centers, less emphasis being placed on indirect consumer lending, competitive factors involving rate and structure and a reduction in lending staff in areas where there is significant market overlap with Huntington Bancshares Incorporated (“Huntington” – see Pending Merger below). Total deposits decreased by $11.7 million, or 0.6%, from the end of 2004 and by $38.2 million, or 2.0%, from a year ago while total borrowings have declined by $78.1 million from year end 2004 and by $167.2 million from a year ago.

Asset quality – At June 30, 2005, non-performing loans were $30.7 million, or 1.72% of total loans, compared to $30.2 million, or 1.61% of total loans, at December 31, 2004 and $27.8 million, or 1.42% of total loans, at June 30, 2004. Delinquent loans to total loans declined to 1.32% at June 30, 2005 compared to 1.60% at December 31, 2004 and 1.45% at June 30, 2004.

Non-performing loans, excluding the portion of the loans guaranteed by the government, were $24.2 million at June 30, 2005 compared to $22.8 million at December 31, 2004 and $21.7 million at June 30, 2004. The $1.4 million increase in non-performing loans from year end 2004 was mainly due to a $1.6 million increase in non-performing commercial loans while the $2.5 million increase in non-performing loans from June 30, 2004 was mainly due to a $2.4 million increase in non-performing aircraft loans.

Pending Merger

As previously announced, the Company has extended its agreement to merge with Huntington to January 27, 2006. As previously announced, Huntington has entered into formal supervisory agreements with its banking regulators, the Federal Reserve Board and Office of the Comptroller of the Currency. On March 1, 2005, Huntington announced that it intends to resubmit its applications for regulatory approval of the merger with Unizan Financial Corp. once the regulatory written agreements have been terminated. No assurances, however, can be provided as to the ultimate timing or outcome of these matters.

About Unizan

Unizan Financial Corp., a $2.5 billion holding company, is a financial services organization headquartered in Canton, Ohio. The company operates 42 full-service retail financial centers in five metropolitan markets in Ohio – Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, internet banking and wealth management products and services. Additionally, the company operates government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Detroit, Michigan; Mt. Arlington, New Jersey and Indianapolis, Indiana. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.

Unizan Financial Corp.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share data)

	2005 2nd Qtr	2005 1st Qtr	2004 4th Qtr	2004 3rd Qtr	2004 2nd Qtr
EARNINGS
Net Interest Income FTE (1)	$17,350	17,056	17,510	16,400	18,959
Provision for loan losses	1,429	1,295	1,425	3,750	2,950
Other income	7,064	7,004	6,836	7,281	7,003
Security gains/(losses), net	—	—	(3,348)	(60)	181
Other expenses	15,543	16,147	15,048	15,683	18,534
FTE adjustment (1)	283	283	279	280	286
Net income	$5,003	4,533	3,274	2,879	3,131
Net income per share - diluted	$0.23	0.20	0.15	0.13	0.14

PERFORMANCE RATIOS
Return on average assets (ROA)	0.80%	0.73%	0.50%	0.44%	0.46%
Return on average common equity (ROE)	6.34%	5.84%	4.16%	3.71%	4.12%
Tangible return on average tangible assets (1)	0.91%	0.83%	0.60%	0.55%	0.57%
Tangible return on avg. tangible common equity (1)	10.35%	9.67%	7.20%	6.85%	7.49%
Net interest margin FTE (2)	3.07%	3.02%	2.97%	2.75%	3.09%
Efficiency ratio (3)	61.07%	64.41%	58.86%	62.03%	59.60%

MARKET DATA
Book value/common share	$14.34	14.16	14.17	14.06	13.86
Tangible book value/common share	9.54	9.33	9.29	9.16	8.86
Period-end common share mkt value	26.79	26.00	26.35	27.61	26.10
Market as a % of book	186.8%	183.6%	186.0%	196.4%	188.3%
Cash dividends/common share	$0.135	0.135	0.135	0.135	0.135
Common stock dividend payout ratio	59.7%	65.8%	91.0%	103.3%	93.8%
Average basic common shares	22,104,216	22,088,798	22,066,952	21,910,942	21,771,251
Average diluted common shares	22,225,063	22,200,120	22,211,146	22,052,059	21,989,444
Period end common shares	22,119,382	22,098,482	22,017,113	22,059,010	21,795,813
Common stock market capitalization	$592,578	574,561	580,151	609,049	568,871

ASSET QUALITY
Gross charge-offs	$3,164	2,558	3,822	2,952	3,372
Net charge-offs	2,024	1,782	2,456	2,285	2,639
Delinquency Ratio	1.32%	1.38%	1.60%	1.60%	1.45%
Allowance for loan losses	$25,273	25,868	26,356	26,387	24,922
Non-accrual loans	30,341	29,423	28,294	26,628	22,173
Past due 90 days or more & accruing	387	726	1,856	2,546	5,612
Other assets owned	2,133	1,604	2,612	2,254	3,850
Nonperforming assets (NPAs)	32,861	31,753	32,762	31,428	31,635
Restructured loans	5,302	5,339	2,430	2,461	2,496
Net charge-off ratio	0.45%	0.39%	0.52%	0.47%	0.54%
Allowance/loans	1.42%	1.42%	1.41%	1.39%	1.27%
NPL to loans	1.72%	1.65%	1.61%	1.53%	1.42%
NPA to loans + other assets	1.84%	1.74%	1.75%	1.65%	1.61%
Allowance to NPLs	82.25%	85.80%	87.42%	90.45%	89.70%

AVERAGE BALANCES
Assets	$2,497,436	2,518,865	2,579,517	2,615,839	2,713,206
Deposits	1,822,754	1,817,157	1,820,310	1,845,818	1,895,935
Loans	1,797,618	1,830,693	1,883,193	1,935,094	1,964,587
Earning assets	2,269,382	2,291,068	2,349,292	2,376,178	2,469,808
Shareholders’ equity	316,386	314,984	313,231	308,618	305,902

ENDING BALANCES
Assets	$2,488,137	2,517,941	2,572,834	2,593,502	2,676,534
Deposits	1,829,003	1,825,307	1,840,726	1,817,768	1,867,237
Loans	1,783,708	1,823,202	1,874,393	1,903,102	1,961,035
Goodwill and other intangible assets	106,161	106,794	107,444	108,128	108,996
Earning assets	2,251,245	2,292,673	2,340,268	2,351,402	2,409,912
Total shareholders’ equity	317,175	312,870	311,925	310,186	302,026

(1)	-	Net income adjusted for amortization of intangibles, after tax, divided by average total assets or average total equity, as applicable, reduced by average goodwill and other intangibles.
(2)	-	FTE defined as fully tax-equivalent
(3)	-

Excludes amortization of intangibles. Fourth quarter 2004 excludes $246 pre-tax merger related professional fees and severance accrual. Third quarter 2004 excludes $488 pre-tax gain on sale of Wooster Financial

Center and $476 pre-tax merger related professional fees and severance accrual. Second quarter 2004 excludes $1,427 pre-tax stock option expense and $823 pre-tax merger related professional fees and severance accrual.

Certain previously reported amounts may have been reclassified to conform to current reporting presentation.

Unizan Financial Corp.

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)

	6/30/05	3/31/05	12/31/04	09/30/04	06/30/04
ASSETS
Federal funds sold and interest bearing deposits with banks	$6,040	$13,149	$7,139	$8,408	$5,446
Securities, net	424,481	419,750	422,566	404,104	408,021
Federal Home Loan Bank stock, at cost	37,016	36,572	36,170	35,788	35,410
Loans originated and held for sale	3,988	2,066	1,256	2,353	2,118
Loans:
Commercial, financial and agricultural	225,747	236,062	268,339	266,262	269,219
Aircraft	83,342	93,527	106,845	117,497	126,824
Commercial real estate	597,409	610,945	607,470	610,061	646,900
Residential real estate	431,219	437,819	439,866	441,338	446,738
Consumer	442,003	442,783	450,617	465,591	469,236

Total Loans less unearned income	1,779,720	1,821,136	1,873,137	1,900,749	1,958,917
Less allowance for loan losses	25,273	25,868	26,356	26,387	24,922

Net loans	1,754,447	1,795,268	1,846,781	1,874,362	1,933,995

Total earning assets	2,251,245	2,292,673	2,340,268	2,351,402	2,409,912

Cash and cash equivalents	55,965	45,347	52,057	61,072	81,111
Premises and equipment, net	21,818	22,111	22,226	22,787	23,891
Goodwill	91,971	91,971	91,971	91,971	91,971
Other intangible assets	14,190	14,823	15,473	16,157	17,025
Accrued interest receivable and other assets	78,221	76,884	77,195	76,500	77,546

Total Assets	$2,488,137	$2,517,941	$2,572,834	$2,593,502	$2,676,534

LIABILITIES
Deposits:
Non-interest bearing deposits	$213,026	$209,872	$231,004	$213,621	$221,027
Demand - interest bearing	196,842	202,651	219,249	229,938	242,709
Savings	527,784	528,266	526,972	517,295	494,598
Certificates and other time deposits	891,351	884,518	863,501	856,914	908,903

Total deposits	1,829,003	1,825,307	1,840,726	1,817,768	1,867,237

Total borrowings	316,261	353,791	394,373	439,400	483,485
Accrued taxes, expenses and other liabilities	25,698	25,973	25,810	26,148	23,786

Total Liabilities	2,170,962	2,205,071	2,260,909	2,283,316	2,374,508

SHAREHOLDERS’ EQUITY
Common stock ($1.00 stated value, 100,000,000 shares authorized; 22,123,069 shares issued)	22,123	22,123	22,123	22,123	22,123
Paid-in capital	220,537	220,669	220,741	221,141	223,200
Retained earnings	78,423	76,405	74,854	74,560	74,654
Stock held by deferred compensation plan, 123,732;127,063; 128,400; 122,209; and 119,274 shares at cost, respectively	(2,189)	(2,243)	(2,279)	(2,112)	(2,039)
Treasury stock, 3,687; 24,587; 43,956; 64,059; and 327,256 shares at cost, respectively	(92)	(646)	(1,137)	(1,647)	(9,282)
Accumulated other comprehensive loss	(1,627)	(3,438)	(2,377)	(3,879)	(6,630)

Total Shareholders’ Equity	317,175	312,870	311,925	310,186	302,026

Total Liabilities and Shareholders’ Equity	$2,488,137	$2,517,941	$2,572,834	$2,593,502	$2,676,534

Unizan Financial Corp.

COMPARATIVE STATEMENTS OF INCOME

(In thousands except share and per share data)

	Three months ended
	6/30/05	3/31/05	12/31/04	09/30/04	06/30/04
Interest income:
Interest on federal funds sold and interest bearing deposits with banks	$95	$71	$33	$21	$13
Interest and dividends on securities	4,202	3,868	3,742	3,040	4,269
Interest and fees on loans and loans held for sale	27,478	26,889	27,452	26,693	27,573

Total interest income	31,775	30,828	31,227	29,754	31,855

Interest expense:
Interest on deposits	10,762	9,920	9,392	9,058	8,816
Interest on borrowings	3,946	4,135	4,596	4,576	4,366

Total interest expense	14,708	14,055	13,988	13,634	13,182

Net interest income	17,067	16,773	17,239	16,120	18,673
Provision for loan losses	1,429	1,295	1,425	3,750	2,950

Net interest income after provision for loan losses	15,638	15,478	15,814	12,370	15,723

Other income:
Trust, financial planning, brokerage and insurance sales	2,332	2,247	2,065	1,793	2,050
Customer service fees	1,713	1,579	1,784	1,854	1,848
Gains on sale of loans	1,069	1,187	1,117	1,008	686
Security gains/(losses), net	—	—	(3,348)	(60)	181
Other operating income	1,950	1,991	1,870	2,626	2,419

Total other income	7,064	7,004	3,488	7,221	7,184

Other expense:
Salaries, wages, pension and benefits	7,617	7,988	6,489	8,211	10,494
Occupancy expense	831	908	802	875	795
Furniture and equipment expense	486	503	533	520	572
Taxes other than income taxes	687	679	510	557	610
Intangible amortization expense	634	650	684	868	811
Other operating expense	5,288	5,419	6,030	4,652	5,252

Total other expense	15,543	16,147	15,048	15,683	18,534

Income before income taxes	7,159	6,335	4,254	3,908	4,373
Provision for income taxes	2,156	1,802	972	1,029	1,242

Net Income	$5,003	$4,533	$3,282	$2,879	$3,131

Earnings per share:
Basic	$0.23	$0.21	$0.15	$0.13	$0.14
Diluted	$0.23	$0.20	$0.15	$0.13	$0.14

Dividends per share	$0.135	$0.135	$0.135	$0.135	$0.135

Weighted average number of shares:
Basic	22,104,216	22,088,798	22,066,952	21,910,942	21,771,251
Diluted	22,225,063	22,200,120	22,211,146	22,052,059	21,989,444

NOTE:	Per share data is based on the weighted average number of shares outstanding adjusted for stock dividends or splits calculated under the treasury method.

Unizan Financial Corp.

COMPARATIVE STATEMENTS OF INCOME

(In thousands except share and per share data)

	Year to Date
	6/30/2005	6/30/2004
Interest income:
Interest on federal funds sold and interest bearing deposits with banks	$166	$21
Interest and dividends on securities	8,070	8,866
Interest and fees on loans and loans held for sale	54,367	55,247

Total interest income	62,603	64,134

Interest expense:
Interest on deposits	20,682	17,966
Interest on borrowings	8,081	8,703

Total interest expense	28,763	26,669

Net interest income	33,840	37,465
Provision for loan losses	2,724	3,950

Net interest income after provision for loan losses	31,116	33,515

Other income:
Trust, financial planning, brokerage and insurance sales	4,579	4,003
Customer service fees	3,292	3,692
Gains on sale of loans	2,256	1,931
Security gains, net	—	252
Other operating income	3,941	4,320

Total other income	14,068	14,198

Other expense:
Salaries, wages, pension and benefits	15,605	23,268
Occupancy expense	1,739	1,662
Furniture and equipment expense	989	1,106
Taxes other than income taxes	1,366	1,240
Intangible amortization expense	1,284	1,636
Other operating expense	10,707	11,036

Total other expense	31,690	39,948

Income before income taxes	13,494	7,765
Provision for income taxes	3,958	2,222

Net Income	$9,536	$5,543

Earnings per share:
Basic	$0.43	$0.25
Diluted	$0.43	$0.25

Dividends per share	$0.270	$0.270

Weighted average number of shares:
Basic	22,096,549	21,752,270
Diluted	22,212,560	21,980,896

NOTE:	Per share data is based on the weighted average number of shares outstanding adjusted for stock dividends or splits calculated under the treasury method.

Unizan Financial Corp.

Average Balance Sheet and Related Yields

	Three Months Ended June 30,						Six Months Ended June 30,
	2005			2004			2005			2004
(dollars in thousands)	Average Balance	Income/ Expense	Rate (1)	Average Balance	Income/ Expense	Rate (1)	Average Balance	Income/ Expense	Rate (1)	Average Balance	Income/ Expense	Rate (1)
Interest-earning assets

Interest bearing deposits and federal funds sold	$16,094	$95	2.37%	$6,070	$13	0.86%	$15,088	$166	2.22%	$5,233	$21	0.81%
Securities	455,670	4,473	3.94	499,151	4,541	3.66	451,013	8,611	3.85	504,989	9,394	3.74
Total loans (2)	1,797,618	27,490	6.13	1,964,587	27,587	5.65	1,814,064	54,392	6.05	1,967,838	55,274	5.65

Total interest-earning assets (3)	2,269,382	32,058	5.67	2,469,808	32,141	5.23	2,280,165	63,169	5.59	2,478,060	64,689	5.25

Nonearning assets:

Cash and due from banks	50,686			59,132			49,794			58,242
Other nonearning assets	202,896			208,677			203,972			209,261
Allowance for loan losses	(25,528)			(24,411)			(25,840)			(24,517)

Total assets	$2,497,436			$2,713,206			$2,508,091			$2,721,046

Interest bearing liabilities:

Demand deposits	$198,356	$356	0.72%	$246,903	$320	0.52%	$203,597	$692	0.69%	$252,599	$689	0.55%
Savings deposits	529,377	2,931	2.22	504,393	1,201	0.96	524,741	5,436	2.09	518,118	2,497	0.97
Time deposits	883,203	7,475	3.39	919,995	7,295	3.19	877,133	14,554	3.35	937,930	14,780	3.17

Total deposits	1,610,936	10,762	2.68	1,671,291	8,816	2.12	1,605,471	20,682	2.60	1,708,647	17,966	2.11
Subordinated note	20,619	521	10.13	20,619	504	9.83	20,619	1,010	9.88	20,619	1,009	9.84
Other borrowings	315,438	3,425	4.36	466,646	3,862	3.33	328,023	7,071	4.35	444,820	7,694	3.48

Total borrowings	336,057	3,946	4.71	487,265	4,366	3.60	348,642	8,081	4.67	465,439	8,703	3.76

Total interest bearing liabilities	1,946,993	14,708	3.03	2,158,556	13,182	2.46	1,954,113	28,763	2.97	2,174,086	26,669	2.47

Noninterest bearing liabilities:

Demand deposits	211,818			224,644			214,500			216,674
Other liabilities	22,238			24,104			23,789			24,271
Shareholders’ equity	316,386			305,902			315,689			306,015

Total liabilities and equity	$2,497,435			$2,713,206			$2,508,091			$2,721,046

Net interest income and interest rate spread (3)		$17,350	2.64%		$18,959	2.77%		$34,406	2.62%		$38,020	2.78%

Net interest margin (4)			3.07%			3.09%			3.04%			3.09%

(1)	Calculated on an annualized basis.
(2)	Loan fees are included in interest income on loans.
(3)	Interest income is computed on a fully tax equivalent (FTE) basis, using a tax rate of 35%.
(4)	The net interest margin represents net interest income as a percentage of average interest-earning assets.

Unizan Financial Corp.

NONPERFORMING AND UNDERPERFORMING ASSETS

(dollars in thousands)	6/30/05	3/31/05	12/31/04	09/30/04	06/30/04
Non-performing loans:
Commercial	$3,284	$1,588	$1,689	$1,683	$3,180
Commercial real estate	5,255	6,477	6,453	5,620	5,433
Government guaranteed	8,559	8,690	9,266	9,438	7,926
Aircraft	2,734	2,950	2,826	2,450	291
Residential real estate	9,214	8,931	8,375	8,577	9,563
Direct installment loans	30	28	111	63	45
Indirect installment loans	6	67	204	160	155
Home equity	1,646	1,418	1,226	1,183	1,192

Total non-performing loans	30,728	30,149	30,150	29,174	27,785
Less: Government guaranteed amount	6,483	6,739	7,294	7,023	6,080

Total non-performing loans excluding government guaranteed amount	$24,245	$23,410	$22,856	$22,151	$21,705

Total non-performing loans	$30,728	$30,149	$30,150	$29,174	$27,785
Other assets owned	2,133	1,604	2,612	2,254	3,850

Total non-performing assets	32,861	31,753	32,762	31,428	31,635
Less: Government guaranteed amount	6,829	7,085	7,976	7,759	6,816

Total non-performing assets excluding government guaranteed amount	$26,032	$24,668	$24,786	$23,669	$24,819

Restructured loans	$5,302	$5,339	$2,430	$2,461	$2,496

Ratio of:
Non-performing loans to total loans	1.72%	1.65%	1.61%	1.53%	1.42%
Non-performing assets to total assets	1.32%	1.26%	1.27%	1.21%	1.18%
Non-performing assets to total loans + other assets	1.84%	1.74%	1.75%	1.65%	1.61%
Allowance to total loans	1.42%	1.42%	1.41%	1.39%	1.27%
Allowance to non-performing loans	82.25%	85.80%	87.42%	90.45%	89.70%

Ratio of (excluding government guaranteed amount):
Non-performing loans to total loans	1.36%	1.29%	1.22%	1.17%	1.11%
Non-performing assets to total assets	1.05%	0.98%	0.96%	0.91%	0.93%
Non-performing assets to total loans + other assets	1.46%	1.35%	1.32%	1.24%	1.26%
Allowance to non-performing loans	104.24%	110.50%	115.31%	119.12%	114.82%

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES

Average loans and leases:
Commercial	$149,892	$159,226	$187,149	$195,561	$198,914
Commercial real estate	605,529	607,789	607,848	636,693	653,138
Government guaranteed	73,627	75,817	72,949	64,643	61,280
Aircraft	87,516	100,834	111,681	121,690	132,578
Residential real estate	436,273	439,089	441,000	444,772	448,009
Indirect installment loans	88,535	93,285	101,154	108,903	116,422
Home equity	325,013	322,376	326,656	326,582	317,320
Other consumer	31,233	32,277	34,756	36,250	36,926

Total average loans and leases	$1,797,618	$1,830,693	$1,883,193	$1,935,094	$1,964,587

Net charge-offs (recoveries):
Commercial	$88	$284	$48	$175	$425
Commercial real estate	910	419	348	772	712
Government guaranteed	170	84	281	353	141
Aircraft	—	17	64	(47)	548
Residential real estate	204	153	211	236	(21)
Indirect installment loans	271	542	807	416	384
Home equity	174	135	228	164	196
Other consumer	207	148	469	216	254

Total	$2,024	$1,782	$2,456	$2,285	$2,639
Net charge-offs (recoveries) to average loans and leases (annualized):
Commercial	0.23%	0.71%	0.10%	0.36%	0.85%
Commercial real estate	0.60%	0.28%	0.23%	0.49%	0.44%
Government guaranteed	0.92%	0.44%	1.54%	2.18%	0.92%
Aircraft	0.00%	0.07%	0.23%	-0.15%	1.65%
Residential real estate	0.19%	0.14%	0.19%	0.21%	-0.02%
Indirect installment loans	1.22%	2.32%	3.19%	1.53%	1.32%
Home equity	0.21%	0.17%	0.28%	0.20%	0.25%
Other consumer	2.65%	1.83%	5.40%	2.38%	2.75%
Total	0.45%	0.39%	0.52%	0.47%	0.54%